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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan and 1996 Employee Stock Purchase Plan of Aviron of our report dated February 13, 1998, with respect to the financial statements of Aviron for the year ended December 31, 1997 included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

Palo Alto, California
July 9, 1998